EXECUTION COPY
Operation Number 36384

AGREEMENT ON PLEDGE OF MONIES AT THE BANK ACCOUNTS

between

BALYKSHY L.L.P.

and

JOINT STOCK COMPANY "BANK CENTERCREDIT"

and

EUROPEAN BANK FOR

RECONSTRUCTION AND DEVELOPMENT

Dated 15 August 2008

SECTION 6.01 SECTION 6.02 SECTION 6.03 SECTION 6.04 SECTION 6.05 SECTION 6.06 SECTION 6.07 SECTION 6.08 SECTION 6.09 SECTION 6.10 SECTION 6.11 SECTION 6.12 SECTION 6.13 SECTION 6.14

ARTICLE VII.

SECTION 7.01 SECTION 7.02 SECTION 7.03 SECTION 7.04 SECTION 7.05

ARTICLE VIII.

SECTION 8.01 SECTION 8.02 SECTION 8.03
ARTICLE IX.

COMPLIANCE WITH LAW 26

MAINTENANCE OF FUNDS IN THE BANK ACCOUNTS 26

INFORMATION; RIGHT OF INSPECTION 26

INFORMATION; STATEMENTS 26

PAYMENT OBLIGATIONS 27

LIMITATIONS 27

CONSENTS; REGISTRATIONS 28

REPLACEMENT OF THE BANK ACCOUNTS 30

GOVERNMENTAL EXPROPRIATION 30

GENERAL NOTICES 31

FURTHER ASSURANCES 31

POWERS OF ATTORNEY 32

DEFENCE OF PLEDGE 33

NEGATIVE COVENANTS BY THE PLEDGOR 33

DEFAULT; REMEDIES 35

RIGHTS UPON DEFAULT 35

RIGHTS ABSOLUTE 36

FURTHER RIGHTS UPON DEFAULT 36

EXPENSES 36

No RESPONSIBILITY FOR LOSS 36

APPLICATION OF PROCEEDS 37

PRIORITY OF MONIES APPLICATION 37

SURPLUS 37

DEFICIENCY 37

TERMINATION; RELEASE 38

TERMINATION PROVISIONS 38

TERMINATION AND RELEASE	38

SECTION 9.01

SECTION 9.02

ARTICLE X. INDEMNITY 38

SECTION 1 0.0 1

SECTION 10.02

SECTION 10.03

ARTICLE XI.

ARTICLE XII.

SECTION 12.01 SECTION 12.02 SECTION 12.03 SECTION 12.04 SECTION 12.05 SECTION 12.06 SECTION 12.07 SECTION 12.08 SECTION 12.09 SECTION 12.10 SECTION 12.11 SECTION 12.12 SECTION 12.13 SECTION 12.14 SECTION 12.15 SECTION 12.16 SECTION 12.17 SECTION 12.18 SECTION 12.19 SECTION 12.20 SECTION 12.21

SCHEDULE 1

INDEMNIFICATION OF PLEDGEHOLDER AND OTHERS38

UNENFORCEABILITY; MAXIMUM PERMITTED SATISFACTION. 39

REIMBURSEMENTS UNPAID DEEMED SECURED OBLIGATIONS. 39

COSTS 40

MISCELLANEOUS 40

TERM OF AGREEMENT 40

ENTIRE AGREEMENT; AMENDMENT AND WAIVER 40

PLEDGOR'S OBLIGATIONS; ACCOUNT BANK'S OBLIGATIONS 41

NOTICES 41

ENGLISH LANGUAGE 42

INDEMNITY AND EXPENSES 43

RIGHTS, REMEDIES AND WAIVERS 43

GOVERNING LAW 44

ARBITRATION AND JURISDICTION 44

PRIVILEGES AND IMMUNITIES OF THE PLEDGEHOLDER 46

WAIVER OF SOVEREIGN IMMUNITY 46

RELIANCE 48

SUCCESSORS AND ASSIGNS 48

RIGHTS OF THIRD PARTIES 48

NO PARTNERSHIP OR AGENCY 48

AGREEMENT AS PROPERTY OF THE PLEDGEHOLDER 49

CONFLICT 49

SEVERABILITY 49

DISCLOSURE 49

LANGUAGE AND COUNTERPARTS 50

SURVIVAL 50

 53

SCHEDULE 2 61

This AGREEMENT ON PLEDGE OF MONIES AT THE BANK ACCOUNTS (the "Agreement") is dated 15 August 2008 and is made between:

(1)
BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Pledgor");

(2)
JOINT STOCK COMPANY "BANK CENTERCREDIT", having its registered address at 100, Shevchenko Str., 050022, Almaty, Republic of Kazakhstan represented by the Director of the Almaty city branch of JSC "Bank CenterCredit" (the "Accounts Bank"); and

(3)
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organization organized and existing pursuant to the Agreement Establishing the European Bank for Reconstruction and Development dated 29 May 1990 and located at One Exchange Square, London EC2A 2JN, United Kingdom (the "Pledgeholder").

The Pledgor, the Accounts Bank and the Pledgeholder are referred to herein as the "Parties" and each as a "Party".

RECITALS

WHEREAS:

(A)By way of a loan agreement dated 21 December 2006 between the Pledgeholder and the Pledgor, as amended by an amendment agreement dated 28 June 2007, the Pledgeholder has agreed to extend to the Pledgor a loan in the total aggregate amount of thirty two million Dollars (US$32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B)
The Pledgor hereby provides security to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreements (as defined below); and

(C)	It is a condition precedent to the making of the first Disbursement (as defined below) under the Loan Agreement that the Pledgor shall have duly executed, perfected and delivered this Agreement.

NOW, THEREFORE the Parties have agreed as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION Section 1.01 Definitions

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Agreement (including in the Recital) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Agreement, the following capitalized terms shall have the following meanings:

"Account Agreements"

"Accounts Bank"

"Amendment Agreement" "Applicable Law"

means each of the bank account agreements between the Pledgor and the Accounts Bank, each dated 11 June 2008;

means Joint Stock Company "Bank CenterCredit", unless amended in accordance with Section 6.08 (Replacement of the Bank Accounts);

has the meaning given to it at Section 6.08 (a);

means all laws, ordinances, regulations, judgments,

decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Pledgor, including the laws of Kazakhstan, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by the Pledgeholder of its rights under the Loan Agreement;
"Authority"
means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Bank Accounts" means each of the Cash Sweep Accounts, the Debt Service Reserve Accounts, and the Revenue Accounts;

"Cash Sweep Accounts" means the Pledgor's Tenge denominated account, number 731467931 and the Pledgor's Dollar denominated account number 731070331, each designated as such in accordance with Section 5.16 (Cash Sweep) of the Loan Agreement;

"Debt Service Reserve means the Pledgor's Tenge denominated account,

Accounts" number 731467232 and the Pledgor's Dollar denominated account number 731070632, each designated as such in accordance with Section 5.15

(Debt Service Reserve Account) of the Loan Agreement;

"Default" means any event of default under any Financing Agreement;

"Disbursement" "Dollars", "USD" or "S'

has the meaning as set out in the Loan Agreement;

means the lawful currency of the United States of America from time to time;

"Financing Agreements"

means

(a)	this Agreement;

(b)	the Loan Agreement, as described in Sections 2.01(a) and 2.02(b) below;

(c)
the Investment Agreement dated 28 June 2007, pursuant to which the Pledgeholder agrees to make certain equity investments in the Pledgor, specifically by acquiring a twenty two per cent. (22%) participation interest in the Pledgor and by increasing the charter capital of the Pledgor by a Tenge amount equivalent to ten million Dollars (USD 10,000,000);

(d)	the Shareholders Agreement, dated August 6, 2008 pursuant to which the Pledgeholder, the Pledgor, the Shareholder and the Sponsor agree, inter alia, the manner in which the Pledgor is to be operated;

(e)
the Put Option Agreement, dated August 6, 2008 pursuant to which the Pledgeholder may require the Sponsor to purchase the participation interest of the Pledgeholder in the Pledgor within an agreed timeframe and for an agreed amount;

(f)	the Deed of Financial and Performance Guarantee, dated August 6, 2008 pursuant to which the Sponsor

(as guarantor) provides an irrevocable completion and performance guarantee of amounts owing to the Pledgeholder under the Financing Agreements and amounts needed by the Pledgor for the Project;

(g)
the Share Retention Deed to be entered into between the Pledgor, certain founding individuals of the Sponsor, the Sponsor, the Shareholder and the Pledgeholder, pursuant to which, inter alia, (i) the Shareholder agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Pledgor (in its capacity as Borrower) without the prior written consent of the Pledgeholder and (ii) the Sponsor agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Shareholder without the prior written consent of the Pledgeholder;

(h)
the Subordination Deed, dated August 6, 2008 pursuant to which each of the Sponsor and the Shareholder agree on the terms thereof to subordinate the payment of amounts payable by the Pledgor (in its capacity as Borrower) to it under the Subordinated Debt (as defined in the Loan Agreement) to the payment of all amounts payable by the Pledgor to the Pledgeholder under the Financing Agreements;

(i)
the Agreement on Pledge of Movable Property, dated August 15, 2008 pursuant to which the Pledgor pledges its movable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan

Agreement and any other Financing Agreement;

(j)	the Agreement on Mortgage

of Immovable Property, dated August 15, 2008 pursuant to which the Pledgor mortgages its immovable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

(k)
the Participation Interest Pledge Agreement, dated August 15, 2008 pursuant to which the Shareholder pledges the participation interest it owns in the Pledgor to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

(1) the Insurance Assignment to be entered into, pursuant to which the Pledgor assigns by way of security in favour of the Pledgeholder the benefit of all contracts of insurance and insurance policies and any amounts payable under such contracts and policies and any other insurance amounts payable by insurers to the Pledgor;

(m) the Deed of Assignment of Contracts, dated August 6, 2008 pursuant to which the Pledgor assigns by way of security in favour of the Pledgeholder the benefit of the Construction Contract entered into by and between the Pledgor and Datoba Construction LLP on 7 November 2006; all service contracts which have been entered into or will be entered into by and between the Pledgor and marine base service users; and all performance bonds, warranties, guarantees, undertakings and such other agreements which have been entered into or will be entered into by the Pledgor and any other person;

(n)
the Disbursement applications made by the Pledgor under the Loan Agreement and any notices, certificates and applications issued by the Pledgor (in its capacity as Borrower) or any other party to the Pledgeholder in each case in connection with the Loan Agreement or any other Financing Agreement; and

(o)	any other agreement designated as a Financing Agreement by the Pledgor (in its capacity as Borrower) and the Pledgeholder,

and any of the above may individually be referred to as a "Financing Agreement";

"Lien" has the meaning as set out in the Loan Agreement;

"Kazakhstan" means the Republic of Kazakhstan;

"New Bank Account" means the new bank account as referred to at Section 3.02(b);

"Pledge" means the pledge as referred to at Section 3.02 (Pledge);

"Pledged Assets" has the meaning as set out in Section 3.02 (Pledge);

"Proceeds"includes

(i) any and all proceeds of any sale, insurance, indemnity, warranty or guarantee payable to the Pledgor from time to time with respect to any of the Pledged Assets;

(ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection withany requisition,confiscation,

condemnation, seizure or forfeiture of all or any part of the Pledged Assets;

(iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Assets; and

(iv) any right of the Pledgor to claim any or all of the above;
"Revenue Accounts"
means the Pledgor's Tenge denominated account number 731467533 and the Pledgor's Dollar denominated account number 731070933, each established by the Pledgor for the purpose of holding revenues of the Pledgor;

"Secured Obligations" has the meaning given to it in Article II (Secured Obligations);

"Security Documents" has the meaning as set out in the Loan Agreement;

"Security Period" "Shareholder"
means the period commencing on the date hereof and terminating on (i) the date upon which the Pledgeholder shall have notified the Pledgor that all of the Secured Obligations owed to it have been unconditionally and irrevocably paid, discharged and performed in full in accordance with the respective terms of the Loan Agreement and any other Financing Agreements, or (ii), if earlier, the date on which this Agreement has been terminated by agreement between the Parties;

means Caspian Real Estate Limited, a limited liability company organized and existing under the laws of the British Virgin Islands;

"Sponsor" means Caspian Services Inc., a corporation organized and existing under the laws of the State of Nevada,  United States of America; and

"Tenge" or "KZT" means the lawful currency of Kazakhstan from time to time.

Section 1.02 Interpretation

In this Agreement, unless the context otherwise requires:

(a) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(b) a reference to a specified Article, Section or Exhibit shall be construed as a reference to that specified Article, Section of, or Exhibit to, this Agreement;

(c) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(d) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or reenactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(e) the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

(f) a Default is outstanding or continuing until it has been remedied or waived by the Pledgeholder in writing;

(g) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(h) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(i) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(j) "the knowledge of the Pledgor", "to the Pledgor's knowledge", or "to the best of the Pledgor's knowledge" or similar expressions related to the knowledge of the Pledgor or of the Account Bank shall always include the best knowledge of such party after due and careful inquiry and investigation; and

(k) all exhibits, supplements and amendments hereto shall form an integral part of this Agreement.

ARTICLE II. SECURED OBLIGATIONS

Section 2.01 Secured Obligations

(a) The Pledge under this Agreement secures (i) the principal amount of thirty two million Dollars (USD32,000,000) payable by the Pledgor in its capacity as borrower under the Loan Agreement plus interest thereon and (ii) all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor under or in connection with the Loan

Agreement, including the payment of fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs) including, for the avoidance of doubt, any expenses related to enforcing of the provisions of the Loan Agreement, any payments made under the Loan Agreement which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Pledgeholder.

(b) The Pledge under this Agreement secures all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor, the Sponsor and the Shareholder to the Pledgeholder under any other Financing Agreement (including this Agreement), including the payment of principal, interest, fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs), including, for the avoidance of doubt, any expenses related to retaking, holding, preparing for sale, selling or otherwise foreclosing upon, and disposing of, or realising on the Pledged Assets or enforcing the provisions of this Agreement or any other Financing Agreement, all amounts recoverable under a pledge in accordance with Applicable Law, any payments made under this Pledge which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Pledgeholder up to the maximum aggregate amount of forty million Dollars (USD 40,000,000) (the "Secured Obligations").

(c) For the avoidance of doubt, (i) the nature, the amount and the terms and conditions of the Secured Obligations are set forth in the Loan Agreement and the other Financing Agreements; (ii) the Pledge created hereunder shall remain in effect for the duration of the Security Period notwithstanding any failure by the Pledgor in its capacity as borrower to satisfy its payment obligations in accordance with the payment schedules set forth in the Loan Agreement.

Section 2.02 Term

(a) The Secured Obligations shall continue in full force until all obligations of the Pledgor have terminated in accordance with the terms of the Loan Agreement or, if later, until the date all moneys payable under the Loan Agreement has been fully paid in accordance with the provisions thereof

(b) Without prejudice to Section 2.02(a) or any rights of the Pledgeholder under the Loan Agreement or any other Financing Agreement, the Borrower shall repay the Loan in ten (10) equal (or as nearly as equal as possible) semi-annual installments on each of 20 May or 20 November (provided, however, if such date falls on a day which is not a Business Day, the payment date shall be changed to the next succeeding Business Day). The first repayment of the Loan shall be made on 20 November immediately following 28 June 2010 and the final repayment of the Secured Obligations is scheduled for 20 May 2015 (the "Scheduled Repayment Date") as these terms may be amended, restated, supplemented or novated from time to time pursuant to the terms and conditions of the Loan Agreement.

(c) Notwithstanding the foregoing, all obligations of the Pledgor hereunder shall continue until the later of (i) the Scheduled Repayment Date; or (ii) the expiration of the Security Period, as confirmed by written notice from the Pledgeholder to the Pledgor.

ARTICLE III. ESTABLISHMENT OF THE PLEDGE

Section 3.01 Establishment of Pledge

The Parties hereby agree that the Pledgor shall establish a pledge, pursuant to the terms and on the conditions of this Agreement, on the Pledged Assets for the benefit of the Pledgeholder and as security for the Secured Obligations.

Section 3.02 Pledge

As security for the prompt and complete payment and performance when due of the Secured Obligations in accordance with the terms of the Loan Agreement and the other Financing Agreements (including this Agreement), the Pledgor hereby unconditionally and irrevocably establishes and provides to the Pledgeholder a pledge

(the "Pledge") over the following assets:

(a) all funds deposited from time to time in the Debt Service Reserve Accounts, the Cash Sweep Accounts, and the Revenue Accounts and all other sums from time to time standing to the credit of these accounts in any currency;

(b) all funds deposited from time to time in any new Bank Account opened pursuant to Section 6.08 (Replacement of the Bank Accounts) (each a "New Bank Account") and all other sums from time to time standing to the credit of such accounts in any currency;

(c) following a Default, all interest credited and accrued on the amounts on deposit in the Debt Service Reserve Accounts, the Cash Sweep Accounts, the Revenue Accounts and any New Bank Accounts; and

(d) all of the Pledgor's rights and interest in respect of all such funds against the Accounts Bank or replacement Accounts Bank whether pursuant to the Account Agreements, any other agreement as between the Pledgor and the Accounts Bank or replacement Accounts Bank, or Applicable Law, together referred to herein as the "Pledged Assets". Section 3.03 Value of Pledged Assets

In satisfaction of the requirements of Applicable Law, the value of the Pledged Assets shall be equal to 1 Tenge and for the purpose of complying with Article 307.1 of the Kazakhstan Civil Code shall be equal to the actual amount from time to time standing to the credit of the Debt Service Reserve Accounts, the Cash Sweep Accounts and the Revenue Accounts. In the event of any foreclosure on the Pledged Assets, the Proceeds received by the Pledgeholder may exceed or be less than the specified assessed value, depending on the actual amount of funds transferred to and received by the Pledgeholder as a result of the foreclosure.

Section 3.04 First Ranking Pledge

The Parties to this Agreement hereby acknowledge that upon registration of the Pledge with the relevant registration authority of the Republic of Kazakhstan (the "Registration Authority"), the Pledge shall become a first ranking pledge over the Pledged Assets and shall give first ranking priority to the claims of the Pledgeholder over the claims of any other person or entity in respect of the Pledged Assets, other than claims which are preferred by operation of law over the claim of the Pledgeholder. For the avoidance of doubt, the priority ranking contemplated by this Section 3.04 shall also apply to any Amendment Agreement entered into pursuant to Section 6.08 (Replacement of the Bank Accounts) or Section 12.02 (Entire Agreement; Amendment and Waiver).

Section 3.05 Right to Use the Pledged Assets

The Pledgor shall retain the right to use the Pledged Assets during the term of this Agreement and shall have the right to use the Pledged Assets only pursuant to the terms of the Loan Agreement, the Account Agreements, this Agreement and the other Financing Agreements provided that the Pledgor shall not withdraw funds from the Debt Service Reserve Accounts for any purpose without the prior written consent of the Pledgeholder. Upon the occurrence of any Default or at any time thereafter, the Pledgeholder shall be entitled to give written notice of such Default to the Accounts Bank, and upon such notice, the Accounts Bank shall cease to fulfill the instructions of the Pledgor with respect to the respective Pledged Assets or Bank Accounts without the prior written consent of the Pledgeholder. Such notice is irrevocable unless and until Pledgeholder issues to the Accounts Bank a written notice that such Default has ceased.

Section 3.06 Acknowledgement and Consent to Pledge by Accounts Bank

(a) This Agreement constitutes a valid notice to the Accounts Bank on the Pledge of the Pledged Assets and such notice is irrevocable unless and until the Pledgeholder issues to the Accounts Bank a written notice that this Agreement has been terminated.

(b) The Accounts Bank hereby acknowledges that it is advised of the Pledge by the Pledgor to the Pledgeholder of all of its rights, interests and benefits in the Pledged Assets. The Accounts Bank confirms that it has received no prior notice of any pledge, assignment, lien, charge, encumbrance or other claim over the Pledged Assets.

(c) The Accounts Bank and the Pledgor hereby acknowledge and consent that upon receipt of Pledgeholder's written notice under Section 3.05 (Right to Use the Pledged Assets), the Accounts Bank shall accept instructions from the Pledgeholder with respect to operation of the Bank Accounts and the Pledged Assets.

(d) The Accounts Bank and the Pledgor hereby agree that the Pledgeholder and its authorised representatives shall have the right to use and operate the Pledged Assets and the Bank Accounts in accordance with this Agreement, and the Accounts Bank shall accept and act in accordance with all instructions of the Pledgeholder and their authorised representatives, pursuant to the terms and conditions set forth in Article VII (Default; Remedies) hereunder and the Account Agreements.

Section 3.07 Delivery of Documents

Without prejudice to the Pledgor's obligation to deliver any documents to the Pledgeholder pursuant to Sections 6.07 (Consents; Registrations) or 6.08 (Replacement of the Bank Accounts), the Pledgor shall deliver, or cause to be delivered as the case may be, to the Pledgeholder (in form and substance satisfactory to the Pledgeholder) with copy to the Accounts Bank:

(a) on the date hereof, a notarized copy of the resolution of the General Meeting of the participants of the Pledgor approving the Pledge on the terms and conditions set forth herein (including a right of the Pledgeholder to foreclose on the Pledged Assets under a non-judicial procedure);

(b) no later than thirty (30) calendar days after the date when any New Bank Account required to be pledged under the terms of this Agreement is opened, a notarized copy of the resolution of the General Meeting of the participants of the Pledgor approving the Pledge over any funds deposited from time to time in such New Bank Account and all other sums from time to time standing to the credit of these accounts on the terms and conditions set forth herein (including a right of the Pledgeholder to foreclose on the Pledged Assets under a non-judicial procedure);

(c) as promptly as practicable after the date hereof, but in any event prior to the date of the first Disbursement (and in the case of a New Bank Account opened pursuant to Section 6.08 (Replacement of the Bank Accounts) below, as promptly as practicable after, and in any event within seven (7) days of the date of registration of the Pledge over the New Bank Account(s)), a notarized copy of the certificate of state registration of a movable property pledge and an extract from the pledge register ("reestr zalogov") (the "Pledge Register") expressly reflecting the notation in such Pledge Register of the Pledge in favour of the Pledgeholder pursuant to this Agreement (or in the case of a New Bank Account, the Pledge Register expressly reflecting the notation of the Pledge in favour of the Pledgeholder pursuant to this Agreement as amended by the relevant Amendment Agreement);

(d) immediately upon receipt, a notarized copy of any document or instrument evidencing any right or entitlement of the Pledgor to any of the Pledged Assets existing as of the date hereof or subsequently acquired, and any notice or any other communication issued by any party to the Pledgor in respect of the Pledged Assets or Bank Accounts (for avoidance of doubt, this provision will also apply to New Bank Accounts opened pursuant to Section 6.08 (Replacement of the Bank Accounts) below); and

(e) within two (2) Business Days of demand at any time and immediately upon Default, original title documents related to the Pledged Assets.

Section 3.08 Recording in Pledge Register

The Pledgor shall at all times maintain an accurate, updated and complete notation in the Pledge Register of the Pledge created hereunder over the Pledged Assets (including registration of any amendments hereto). In the event that the registration or recording requirements of any Applicable Law shall have been amended or modified or the corporate form of the Pledgor shall have been changed, then the Pledgor agrees promptly and at its sole cost and expense to execute and deliver all further instruments, agreements and other documents, and to take all further action, that may be necessary, or that the Pledgeholder may reasonably request, in order to register, record and protect the first priority pledge created hereunder and to enable the Pledgeholder to exercise and enforce their rights and remedies hereunder with respect to the Pledged Assets. Any cost or expense resulting from any of the foregoing actions (including those amounts incurred by the Pledgeholder) shall be borne by the Pledgor.

ARTICLE IV. IRREVOCABLE OBLIGATIONS

Section 4.01 Irrevocable Obligations

The obligations of the Pledgor under this Agreement are continuing, irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation (i) any renewal, extension, amendment, novation or modification of, or addition or supplement to or deletion from, the Loan Agreement or any other Financing Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Loan Agreement or any other Financing Agreement, (iii) any furnishing of any additional security, including any additional security or pledge created with respect to any New Bank Account, to the Pledgeholder or any acceptance thereof or any sale, exchange, release, surrender or realisation of any security by the Pledgeholder, or (iv) to the fullest extent permitted by Applicable Law, any invalidity, irregularity or unenforceability of all or part of any of the Secured Obligations or of any other security therefor.

Section 4.02 Limitation of Rights

This Agreement shall not be construed as limiting or in any way precluding the exercise by the Pledgeholder of any or all of their rights for the full and timely payment of all amounts owing under the Loan Agreement or any other Financing Agreement or any other rights as set forth in any Applicable Law.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants to the Pledgeholder as follows: Section 5.01 First Ranking Pledge

The execution of this Agreement and its registration with the Registration Authority will establish in favor of the Pledgeholder a first ranking pledge over the Pledged Assets. For the avoidance of doubt, the priority ranking contemplated by this Section 5.01 shall also apply to any Amendment Agreement entered into pursuant to Section 6.08 (Replacement of the Bank Accounts) or Section 12.02 (Entire Agreement; Amendment and Waiver).

Section 5.02 Due Registration; Power and Authority

It is a limited liability partnership duly organised and validly existing under the laws of Kazakhstan. It has the full corporate power, authority and right to execute and deliver, to perform its obligations under, and to grant the Pledge on the Pledged Assets pursuant to this Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of, and grant of the Pledge. This Agreement has been duly executed by the duly authorised representatives of the Pledgor, and subject to the reservations and qualifications set out in the legal opinions of the legal counsels to the Pledgeholder as provided under Article IV (Conditions Precedent) of the Loan Agreement, constitutes the valid and legally binding obligation of it enforceable in accordance with its terms.

Section 5.03 Rights in the Pledged Assets; No Other Liens

The Pledgor is the sole owner of the Pledged Assets and is the sole owner of the right to receive and withdraw all funds in the Bank Accounts. Except for the Pledge granted to the Pledgeholder hereby, the Pledgor owns the Pledged Assets free and clear of any and all encumbrances, including without limitation, Liens, rights of purchase, rights of first refusal and claims and is not subject to any dispute or litigation with or claim by any third party actual, or to the knowledge of the Pledgor threatened or contingent with respect to the Pledged Assets. Except for the Pledge granted to the Pledgeholder hereby, no other agreement or other public notice, filing or registration of rights of any third parties, Liens with respect to all or any part of the Pledged Assets is on file or on record in any public office legally required to maintain such agreements, notices, filings or registrations in any territory in which all or any of the Pledged Assets are maintained.

Section 5.04 Consents

Other than the acts described in Section 6.07 (Consents; Registrations) of this Agreement, no consent or authorisation or filing with or other act by or in respect of any Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

Section 5.05 No Violations

The terms and conditions of any other agreement between the Accounts Bank and the Pledgor do not restrict, prohibit and/or adversely impact upon the pledge of the Pledged Assets and/or any rights of the Pledgeholder hereunder. Each of the Pledgor and the Accounts Bank represents and warrants with respect to itself that the execution and performance of this Agreement by it: (i) will not violate any provision of any Applicable Law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or Authority, domestic or foreign, or of its Charter, or of any securities issued by it, or of any indenture, lease, agreement, instrument or undertaking to which it is a party or which purports to be binding upon it or any of its property, assets or rights, and (ii) will not result in the creation or imposition of any right or Lien on any of its property or assets except as contemplated by this Agreement.

Section 5.06 No Litigation

No litigation, investigation or proceeding of or before any arbitrator or Authority is pending or, to the knowledge of any of the Pledgor or the Accounts Bank, threatened by or against any of the Pledgor or the Accounts Bank or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any of the Pledged Assets or the granting of the Pledge.

Section 5.07 No material adverse effect

There is no other event which, in relation to the Pledged Assets, or the Pledge would or is likely to (i) have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or (ii) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, in each case, as reasonably determined by the Pledgeholder.

Section 5.08 Repeated Representations and Warranties

The representations and warranties provided in this Article V, such representations and warranties shall be deemed to be automatically repeated by the Pledgor on the date of submission of the Pledgor's applications for Disbursement, on every other date on which each Disbursement is made under the Loan Agreement, on each Interest Payment Date, and on every date when an amendment agreement is entered into, by reference to the facts and circumstances then existing..

ARTICLE VI. COVENANTS

The Pledgor hereby covenants to the Pledgeholder and agrees that during the Security Period, it shall do all of the following:

Section 6.01 Compliance with Law

The Pledgor shall comply with all Applicable Law relating to the Pledged Assets or any part thereof or to the operation of the Pledgor's business.

Section 6.02 Maintenance of Funds in the Bank Accounts

The Pledgor shall maintain at all times sufficient sums standing to the credit of or comprising each of the Pledged Assets so as to equal the aggregate amount of all the moneys required to be held in each Pledged Account in accordance with the provisions of the Loan Agreement, the Account Agreements and the other Financing Agreements.

Section 6.03 Information; Right of Inspection

The Pledgor shall furnish promptly to the Pledgeholder such information pertaining to the Pledged Assets and the Bank Accounts as referred to in the Account Agreements and such additional information as the Pledgeholder may from time to time reasonably request, consistent with the information and access rights granted to the Pledgeholder by the Pledgor in Section 5.14 (Furnishing of Information) of the Loan Agreement. Upon reasonable notice from the Pledgeholder, the Pledgor shall permit representatives of the Pledgeholder (including, without limitation, any consultants engaged by the Pledgeholder) to have access to all the books, correspondence and records of the Pledgor pertaining to the Pledged Assets and the Bank Accounts, and the representatives of the Pledgeholder may examine the same and make photocopies thereof

Section 6.04 Information; Statements

Until the Secured Obligations have been repaid in full and all other obligations of the Pledgor have been discharged by the Pledgor in full, to the satisfaction of the Pledgeholder, the Pledgor undertakes, from and after (and during the continuance of) any request in writing from the Pledgeholder therefor, to send to the Pledgeholder promptly upon receipt from the Accounts Bank copies of all statements, orders and notices or any other documents given by the Accounts Bank to the Pledgor in connection with the Pledged Assets and the Bank Accounts and pursuant to the terms and conditions of the Account Agreements.

Section 6.05 Payment Obligations

The Pledgor shall pay promptly when due all taxes, duties, assessments, governmental charges or levies imposed upon the Pledged Assets and the Bank Accounts or in respect of its income or profits therefrom, as well as all claims of any kind against or with, respect to the Pledged Assets or the Bank Accounts, except that a failure to pay such amounts shall not constitute a breach hereof if (i) the validity thereof is being contested in good faith and by appropriate proceedings; (ii) such proceedings do not involve any risk of the sale, forfeiture or loss of all or any part of the Pledged Assets or any interest or right therein or thereto; (iii) such proceedings do not, pending their resolution, have a material adverse effect and could not reasonably be expected to have a material adverse effect; and (iv) in the Pledgeholder's reasonable opinion, the Pledgor has set aside adequate reserves or has otherwise satisfied the Pledgeholder, in its sole discretion, that it has unconditional access to funds, in compliance with the terms of the Financing Agreements, sufficient to pay promptly in full any amount that the Pledgor is likely to be ordered to pay on final determination of such proceedings. The Pledgor shall pay, or procure the payment of, for the duration of the Security Period, all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the creation, maintenance an perfection of the security interest in the Pledged Assets and the New Bank Account and execution and performance of this Agreement and any Amendment Agreement shall keep the Pledgeholder indemnified against any failure or delay in making such payments.

Section 6.06 Limitations

The Pledgor shall not sell, transfer, assign, lease, mortgage, pledge or otherwise dispose of any of the Pledged Assets, or attempt, offer or agree to do so except as expressly permitted by any of the Financing Agreements. Except for the Pledge granted hereunder, the Pledgor shall not create, incur or permit to exist, and shall take all commercially reasonable actions to defend the Pledged Assets against, and will take such other commercially reasonable action as is necessary to remove, any Lien with respect to the Pledged Assets except to the extent any such Lien is permitted to continue in accordance with any of the Financing Agreements. The Pledgor shall not initiate liquidation or reorganisation proceedings without the prior written consent of the Pledgeholder. The Pledgor further covenants and agrees that it will take, upon notice to and receipt of consent from the Pledgeholder, all commercially reasonable actions to defend the Pledgeholder's rights, title and interest to the Pledged Assets against the claims and demands of all third parties including any Authority.

Section 6.07 Consents; Registrations

(a) The Pledgor shall procure that all of its rights in respect of the Pledged Assets arising during the Security Period including any rights to substitutions of the Bank Accounts specified herein are pledged in favour of the Pledgeholder in accordance with this Agreement. The Pledgor shall, without prejudice to Section 6.08 (Replacement of the Bank Account), do and authorise and permit to be done each and every act or thing and deliver each and every document or instrument which may be deemed necessary by the Pledgeholder in accordance with this Agreement in order to (i) obtain all the consents and authorisations which, in the reasonable opinion of the Pledgeholder, are necessary or desirable to comply with laws of Kazakhstan with respect to the Pledge, and (ii) register the Pledge, to the fullest extent permitted by Applicable Law, with any relevant governmental agency or authority in Kazakhstan to protect or preserve the right, title and interests of the Pledgeholder with respect to the Pledged Assets and for the purpose of enforcing the Pledgeholder's rights under or in connection with this Agreement.

(b) The Pledgor shall at its own cost and account within ten (10) Business Days of the execution of this Agreement, register the Pledge with the Registration Authority and/or elsewhere if required by Applicable Law and such registration shall in any event occur before first Disbursement. The Pledgor shall ensure that such registration of the Pledge is a first in time priority in any and all registers or records of the Registration Authority, to secure the first ranking of the Pledge as contemplated in Section 5.01 (First Ranking Pledge). The Pledgor shall within ten (10) days after the registration of the Pledge with the Registration Authority and/or with any other Authority deliver to the Pledgeholder and permit the Pledgeholder during the Security Period to retain, at the expense and risk of the Pledgor, at any office of the Pledgeholder or with any correspondents or other agents of the Pledgeholder, whether in the United Kingdom, Kazakhstan, or elsewhere, the originals of all related certificates, documents and filings, including this Agreement bearing the registration mark and the certificate of registration of a movable property pledge, confirming such registration.

(c) For each New Bank Account opened pursuant to Section 6.08 (Replacement of the Bank Accounts) below, within ten (10) Business Days of the Pledgeholder's dispatch of the executed five (5) originals of the Amendment Agreement, or where this Agreement has otherwise been amended in accordance with Section 12.02 (Entire Agreement; Amendment and Waiver), the Pledgor shall register any such Amendment Agreement with the Registration Authority and/or elsewhere if required by Applicable Law . The Pledgor shall within ten (10) days after the registration of the Amendment Agreement with the Registration Authority and/or with any other Authority deliver to the Pledgeholder and permit the Pledgeholder during the continuance of this security to retain, at the expense and risk of the Pledgor, at any office of the Pledgeholder or with any correspondents or other agents of the Pledgeholder, whether in the United Kingdom, Kazakhstan, or elsewhere, the originals of all related certificates, documents and filings, including the Amendment Agreement bearing the registration mark and certificate of re-registration of movable property, confirming such re-registration.

(d) The Pledgor shall do, authorise and permit to be done each and every other act or thing and agrees to execute any additional documents or instruments which may be deemed necessary by the Pledgeholder to (i) register the Pledge or any modification, amendment or supplement thereto or any other agreement or document that may be requested by the Pledgeholder in order to implement this Agreement and the transactions as set out herein, to protect or preserve the rights, title and interests of the Pledgeholder with respect to the Pledged Assets and for the purpose of enforcing the Pledgeholder 's rights under or in connection with this Agreement; and (ii) obtain all the consents and authorisations which, in the opinion of the Pledgeholder, are necessary or desirable to comply with Applicable Law with respect to the Pledge.

(e) The Pledgor undertakes to maintain the Pledge in perfected form at all times during the Security Period.

Section 6.08 Replacement of the Bank Accounts

(a) In the event that any of the Bank Accounts needs to be replaced or substituted in accordance with Applicable Law (or where there has been a change in the identity of the Accounts Bank), the Pledgor shall promptly and no later than ten (10) Business Days from the date when any such New Bank Accounts are opened, deliver, or cause to be delivered as the case may be, to the Pledgeholder (in form and substance satisfactory to the Pledgeholder) signed and sealed by each of the Pledgor and the Accounts Bank four (4) originals of the amendment agreement to this Agreement, which shall be substantially in the form of Schedule 1 (Form of Amendment Agreement) hereof (the "Amendment Agreement"). The Pledgor shall then (i) register any Amendment Agreement in accordance with Section 6.07(c) above and (ii) promptly deliver a fully executed original of the Amendment Agreement to the Accounts Bank and to the Pledgeholder.

(b) In the event that any New Bank Account is opened with a replacement Accounts Bank, the Pledgor shall procure that the new Accounts Bank enters into and duly signs and seals five (5) originals of an Amendment Agreement agreeing to be bound by all the terms and conditions of this Agreement.

Section 6.09 Governmental Expropriation

In the event that the Pledged Assets or the Bank Accounts are claimed, arrested (frozen) or seized by or pursuant to any Authority or through the exercise of a purported right of an Authority to requisite, expropriate, take or nationalise the Pledged Assets, or if any Authority withdraws or suspends withdrawal of the Pledged Assets from the Bank Accounts or the Pledged Assets are taken through any governmental action or inaction which affects the use of the Bank Accounts or the use or value of the Pledged Assets, the Pledgor and the Pledgeholder shall join and co-operate at the Pledgor's cost, in prosecuting their respective claims, including claims for damages. All Proceeds awarded as compensation for government requisition, expropriation, taking or nationalisation shall be paid to the Pledgeholder and retained by the Pledgeholder as part of the Pledged Assets . If such Proceeds for any reason whatsoever are in fact received by the Pledgor, the Pledgor shall immediately pay them to the Pledgeholder or immediately provide to the Pledgeholder other security, acceptable to the Pledgeholder.

Section 6.10 General Notices

The Pledgor shall advise the Accounts Bank (if applicable) and the Pledgeholder promptly and in reasonable detail of any event which affects, or could reasonably be expected to affect the value of any of the Pledged Assets, the Pledge granted hereby or any part of the Pledgeholder's rights under this Agreement, including (i) any Lien asserted against any of the Pledged Assets, (ii) any event or circumstance which in any material way affects or alters any of the terms on which the Accounts Bank operate or service the Pledged Assets or the Bank Accounts, (iii) any proposals concerning the obligatory acquisition or transfer by any person or entity of all or any part of the Pledged Assets or the Bank Accounts or any proposals concerning the obligatory transfer to any person or entity of the right of ownership to all or any part of the Pledged Assets, (iv) any court proceeding (or any other proceeding or bringing of suits, claims or notices which might lead to a court proceeding) with respect to all or any part or parts of the Pledged Assets, and, exclusively at the Pledgor's sole expense, and (v) the occurrence of any other event which could reasonably be expected to affect the value of the Pledged Assets or on the Pledge granted hereby. The Pledgor shall in each of the above cases immediately upon becoming aware of any of the above and, at the Pledgor's sole expense take such measures and undertake such actions with respect to the aforesaid Lien, proposals, applications, court proceedings, other proceedings, suits, claims, events and the like which may reasonably be required to protect the interests of the Pledgor and the Pledgeholder with regard thereto.

Section 6.11 Further Assurances

The Pledgor shall execute all such other documents and instruments and do all such other acts and things as the Pledgeholder may determine are necessary or desirable for the purposes of ensuring the validity, legality and first ranking of the Pledge given in this Agreement or to enable the Pledgeholder to exercise any of the rights and powers granted to it under this Agreement. In addition, the Pledgor agrees at any time and from time to time upon the reasonable request of the Pledgeholder and at the sole expense of the Pledgor, to promptly and duly sign a replacement pledge agreement which the Pledgeholder may prepare containing a description of the Pledged Assets in such detail as may be required by the Pledgeholder.

Section 6.12 Powers of Attorney

For the purposes of securing the rights of the Pledgeholder to the Pledged Assets and the performance of all of the obligations and duties of the Pledgor to the Pledgeholder under this Agreement, the Loan Agreement and any other Financing Agreements, the Pledgor shall within 3 (three) Business Days of the execution of this Agreement and thereafter upon the first demand of the Pledgeholder appoint by a power of attorney, substantially in the form as set out in Schedule 2 (Form of Power of Attorney) hereto the Pledgeholder or any other person designated by the Pledgeholder as the representative or representatives of the Pledgor. The Pledgeholder or such representative shall possess the full right to appoint deputies and the right to delegate further any powers with respect to all or part of the Pledged Assets or Bank Accounts of the Pledgor. The Pledgor shall be obliged to renew such power of attorney or powers of attorney when necessary in order to ensure the continuing validity of the powers of attorney within the Security Period. The Pledgeholder or the representative shall be further entitled on behalf and in the name of the Pledgor or otherwise to sign legally binding documents or to perform actions having legally binding consequences, which it (or its deputies or other empowered persons) considers, in its opinion, to be appropriate in connection with the exercise of any rights of the Pledgeholder pursuant to any of this Agreement, the Loan Agreement or any other Financing Agreement or which the Pledgor is obliged to create for the benefit of the Pledgeholder in accordance with this Agreement, the Loan Agreement or any other Financing Agreement. The Pledgeholder may only use such power of attorney to the extent that the Pledgor has not taken any action requested by the Pledgeholder pursuant to Section 6.07 (Consents; Registrations), unless a Default has occurred, in which case such power of attorney may be exercised in the sole discretion of the Pledgeholder. All powers of attorney described in this Section 6.12 shall be issued in the Russian and English language, in the manner required by the Charter of the Pledgor and Applicable Law, shall be substantially in the form as set out in Schedule 2 (Form of Power of Attorney) and as agreed by the Pledgeholder, shall bear the corporate seal of the Pledgor and shall be notarized and apostilled.

Section 6.13 Defence of Pledge

Save to the extent allowed under Section 6.06 (Limitations), the Pledgor shall, at its sole cost and expense, defend the Pledged Assets and the Pledge created hereunder in favour of the Pledgeholder against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time claiming the same or any interest therein, and promptly notify the Pledgeholder of any such claims or demands.

Section 6.14 Negative Covenants by the Pledgor

Until the Secured Obligations have been repaid or discharged in full to the satisfaction of the Pledgeholder, the Pledgor shall not, without the Pledgeholder's prior written consent:

(a) subject to Section 6.08 (Replacement of the Bank Accounts), terminate, amend, supplement or otherwise modify the terms of any agreement with the Accounts Bank relating to the Pledged Assets (including the Account Agreements);

(b) close any of the Bank Accounts;

(c) transfer any or all funds at any time deposited in the Bank Accounts in any way that is not expressly permitted under this Agreement, the Account Agreements, the Loan Agreement and any other Financing Agreement;

(d) release, grant time or indulgence or compound with any third party or suffer to arise any set-off (except set-off by the Accounts Bank for charges and fees associated with the maintenance of the Bank Accounts, provided that following the exercise of any such set-off right by the Accounts Bank, the Pledgor shall promptly deposit in the relevant Pledged Account an amount equal to the amount in respect of which such right of set-off was exercised) or other adverse rights against the whole or any part of any of the Pledged Assets nor do or omit to do anything which may delay or prejudice the right of the Pledgeholder to receive payment of any sums from time to time standing to the credit of the Bank Accounts or comprising any of the Pledged Assets; or

(e) except for the Pledge created hereunder, create, incur or permit to exist any Lien with respect to any of the Pledged Assets, and, in furtherance thereof, the Pledgor shall take all necessary action under Applicable Law to defend the Pledged Assets against, and shall take all such other action as is necessary to remove, any such Lien with respect to the Pledged Assets. The Pledgor shall not be deemed to be in breach of this covenant in the event that a Permitted Lien, as described in Section 6.05(2) of the Loan Agreement, is established, provided that the Pledgor will take all such action as is necessary to remove any such Permitted Lien in accordance with the terms of the Loan Agreement;

(0 take or permit the taking of any action (corporate or otherwise) that: (i) has or is likely to have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder; or (ii) result in a breach of the covenant in paragraph (c) of Section 6.06 (Limitations); or (iii) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, in each case, as reasonably determined by the Pledgeholder;

(g) initiate liquidation or insolvency proceedings or any reorganisation of the Pledgor;

(h) without prejudice to the Pledgeholder's rights under Section 6.09 (Governmental Expropriation), settle:

(i) suits or claims pertaining to all or any part of the Pledged Assets (other than the settlement of such suits or claims where such suits and claims themselves do not constitute a Default); or

(ii)suits or claims with regard to any insurance agreements in respect of all or any part of the Pledged Assets (if such insurance is retained), or any other compensation or insurance payments pertaining thereto other than as permitted pursuant to the Loan Agreement or the other Financing Agreements.

(i) do any act, or omit to do any act, if that act or omission would adversely affect the rights of the Pledgeholder under this Agreement, the Loan Agreement or any other Financing Agreement.

ARTICLE VII. DEFAULT; REMEDIES

Section 7.01 Rights upon Default

If a Default has occurred and is continuing, the Pledge hereby constituted shall become immediately enforceable and the Pledgeholder may foreclose on the Pledged Assets under a non-judicial procedure and upon written notice to the Pledgor and the Accounts Bank informing the Pledgor of the amount due, and upon performance of all other requirements of Applicable Law, take one or more of the following actions with respect to all or part of the Pledged Assets, in its discretion:

(a) collect, receive or withdraw funds deposited in or income related to the Bank Accounts, whether accrued before or after the date of such notice;

(b) if elected by the Pledgeholder in its discretion, levy execution upon the Pledged Assets through judicial proceedings in accordance with the laws of Kazakhstan;

(c) if elected by the Pledgeholder in its discretion, levy execution upon the funds available in the Bank Accounts through non-judicial proceedings to the extent permitted by the laws of Kazakhstan;

(d) to the extent permitted by the laws of Kazakhstan, retain and operate the

Bank Accounts; and/or

(e) pursue any and all other rights and remedies against the Bank Accounts, Pledged Assets and the Pledgor, as provided by Applicable Law, the Account Agreements and any other Financing Agreements.

Section 7.02 Rights Absolute

To the fullest extent permitted by Applicable Law, the Pledgeholder may enforce or request enforcement of any provision of this Agreement and the rights granted hereunder without having first to exhaust any other remedy or to enforce any other Lien that the Pledgeholder may otherwise have against the Pledgor or any other property or assets of the Pledgor. For the purposes hereof, and to the fullest extent permitted by Applicable Law, the Pledgor hereby expressly waives any requirement of presentment, demand, protest or other notice of any kind.

Section 7.03 Further Rights upon Default

The Pledgor agrees, and the Accounts Bank confirms that it is aware, that in addition to the rights of the Pledgeholder hereunder, the Pledgeholder shall on the occurrence of a Default have all the rights granted to it pursuant to the Account Agreements.

Section 7.04 Expenses

The costs and expenses incurred by the Pledgeholder in connection with the exercise of any of its rights under this Article VII shall be immediately payable to the Pledgeholder by the Pledgor upon demand by the Pledgeholder and any such costs and expenses shall be included and form part of the Secured Obligations hereunder.

Section 7.05 No Responsibility for Loss

The Pledgeholder shall not bear any responsibility for any loss, damage or harm which may result from the exercise, or the failure to exercise, or the impossibility to exercise, or the delay in exercising any of the Pledgeholder's rights and powers pursuant to this Agreement.

ARTICLE VIII. APPLICATION OF PROCEEDS

Section 8.01 Priority of Monies Application

To the fullest extent permitted by Applicable Law, all proceeds from any foreclosure on the Pledged Assets, together with all monies received by the Pledgeholder hereunder, shall be applied to make payments in the following order:

(a) first, to the payment of all costs and expenses incurred by the Pledgeholder in connection with such sale or disposition or any other enforcement action taken pursuant to Article VII (Default; Remedies) above, and/or the collection of any such monies (including, without limitation, legal fees and expenses) and/or the exercise by the Pledgeholder of any other of its rights and/or powers under this Agreement or in respect of the dissolution or liquidation of the Pledgor; and

(b) second, the balance of such money shall be applied to the payment of the Secured Obligations as described in Section 2.01 (Secured Obligations).

Section 8.02 Surplus

Any surplus of cash proceeds remaining after the termination of the Loan Agreement and the payment in full of the amounts described in Section 8.01 (Priority of Monies Application) shall be paid over to the Pledgor or to such person or entity as is lawfully entitled thereto.

Section 8.03 Deficiency

In the event that the proceeds collected or received by the Pledgeholder hereunder are insufficient to pay the all amounts to which the Pledgeholder is legally entitled in the currency provided for in the Loan Agreement (whether before or after payments are made pursuant to Section 8.01(a) above) the Pledgor shall remain liable for any deficiency, together with interest thereon, at the applicable rate set forth in Section 3.06 (Default Interest) of the Loan Agreement.

ARTICLE IX. TERMINATION; RELEASE

Section 9.01 Termination Provisions

At the end of the Security Period, this Agreement and all rights and interests hereunder shall terminate; provided, however, that the obligations of the Pledgor under Article X (Indemnity) shall survive the termination of this Agreement.

Section 9.02 Termination and Release

Upon termination of this Agreement, the Pledgeholder, at the written request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all agreements, documents or instruments that are reasonably necessary to acknowledge the satisfaction, termination and release of this Agreement and the Pledge created hereby. Any such satisfaction, termination and release shall be without recourse upon or warranty by the Pledgeholder.

ARTICLE X. INDEMNITY

Section 10.01Indemnification of Pledgeholder and Others

(a) The Pledgor assumes full liability for, and agrees to and shall indemnify and hold harmless the Pledgeholder and its officers, directors, employees, representatives and agents (individually referred to as an "Indemnitee" and collectively as "Indemnitees") against and from, any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, Taxes, suits, costs and expenses (including, reasonable legal counsel's fees and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including, negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against the Pledgeholder or any of its officers, directors, employees, agents or servants (whether or not also indemnified by any other person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

(i) any of the transactions contemplated by any Financing Agreement or Project Agreement or the execution, delivery or performance thereof;

(ii) the operation or maintenance of the Pledgor's facilities or the ownership, control or possession thereof by the Pledgor; or

(iii)the exercise by the Pledgeholder of any of its rights and remedies under any of the Financing Agreements;

provided that the Pledgeholder shall not have any right to be indemnified hereunder for its own gross negligence or willful misconduct.

(b) The Pledgor shall pay or procure the payment for the duration of the Security Period of all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the execution, delivery and performance of this Agreement and the maintenance of the Pledge provided for hereby and shall keep the Pledgeholder indemnified against any failure or delay in paying them.

Section 10.02Unenforceability; Maximum Permitted Satisfaction.

If and to the extent that the obligations of the Pledgor under this Article X are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

Section 10.03Reimbursements Unpaid Deemed Secured Obligations.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute, to the extent permitted by Applicable Law, obligations secured by the Pledged Assets. The indemnity obligations of the Pledgor contained in this Article X shall continue in full force and effect notwithstanding the full payment of all loans made under the Loan Agreement and other amounts secured under this Agreement. For avoidance of doubt, the Parties hereby agree that the Pledgor shall not be entitled to repudiate this obligation.

ARTICLE XI. COSTS

All costs, taxes, including moveable property taxes, charges and duties relating to the Bank Accounts and the Pledged Assets and to the execution, registration, filings, authorizations, consents, notarizations and enforcement of this Agreement and any of the rights of the Pledgeholder provided for in it (including, but not limited to, duties, expenses and fees (including legal fees)) shall be borne by the Pledgor; provided that if notwithstanding this provision, the Pledgeholder has paid any such costs, taxes, charges or duties, the Pledgor shall immediately upon request of the Pledgeholder, reimburse the Pledgeholder for all such amounts paid in the currency incurred.

ARTICLE XII. MISCELLANEOUS

Section 12.01 Term of Agreement

This Agreement shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements (but without prejudice to Article IX (Termination; Release)).

Section 12.02 Entire Agreement; Amendment and Waiver

(a) This Agreement and each of the other Financing Agreements and any other documents referred to herein or therein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by the Pledgeholder of any of the terms or conditions of, or consent given by the Pledgeholder under, this Agreement (including, without limitation, under this Section 12.02) shall be in writing, signed by the Pledgeholder and, in the case of an amendment, by the Pledgor and the Accounts Bank.

(b) In any event, this Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Parties in substantially the same form of the Amendment Agreement set out in Schedule 1 (Form of Amendment Agreement) hereto. To the fullest extent permitted by Applicable Law, no failure or delay on the part of the Pledgeholder in exercising any of the rights or remedies granted to it hereunder shall constitute a waiver thereof.

Section 12.03 Pledgor's Obligations; Account Bank's Obligations

The Pledgor and the Accounts Bank each agree to be bound by the terms and provisions of this Agreement, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 12.04 Notices

Any notice, application or other communication to be given or made under this Agreement shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication:

For the Pledgor:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention: Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For the Accounts Bank:

92/87, Abylai Khan/Kabanbai batyr Street 050010, Almaty
Republic of Kazakhstan
Fax: +7 727 237 8601
Attention: Private Banking Office Branch Manager

For the Pledgeholder:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Fax: + 44 20 7338 6100
Attention: Operation Administration Unit

Section 12.05 English Language

All documents to be furnished or communications to be given or made by the Pledgor or the Accounts Bank under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Pledgor or the Accounts Bank, as the case may be, which translation shall be the governing version among the Pledgor or the Accounts Bank and the Pledgeholder.

Section 12.06 Indemnity and Expenses

(a) The Pledgor shall be liable to indemnify the Pledgeholder on demand against any loss or expense sustained or incurred by the Pledgeholder as a result of:

(i)	a failure by the Pledgor to perform any of its obligations under this

Agreement; or

(ii)	any representation or warranty made in this Agreement by the Pledgor having been untrue, incorrect or misleading when made.

(b) The indemnities contained in this Agreement, including Section 12.06 and Article X (Indemnity), shall survive the termination of this Agreement.

Section 12.07 Rights, Remedies and Waivers

(a) For the avoidance of doubt, any misrepresentation or breach of any right or remedy hereunder by the Pledgor shall be deemed a Default;

(b) The rights and remedies of the Pledgeholder in relation to any misrepresentation or breach of warranty on the part of the Pledgor or the Accounts Bank shall not be prejudiced by any investigation by or on behalf of the Pledgeholder into the affairs of the Pledgor or the Accounts Bank, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Pledgeholder in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(c) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Pledgeholder upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Pledgeholder in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of the Pledgeholder in respect of any other default.

(d) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(e) In addition to the Pledgeholder's right to foreclose on the Pledged Assets under a non-judicial procedure, the Pledgeholder may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Pledgor and the Accounts Bank hereby agree to pay to the Pledgeholder on demand such amount in the Loan Currency as shall be sufficient to reimburse the Pledgeholder for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 12.08 Governing Law

This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Kazakhstan (including any international treaties to which Kazakhstan is a party and which are in force in the territory of Kazakhstan).

Section 12.09 Arbitration and Jurisdiction

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the Pledgor and Accounts Bank agree that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against the Pledgeholder, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by the Pledgeholder (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of the Pledgeholder as to any amount due to the Pledgeholder under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 12.09(a), this Agreement and the other Financing Agreements, and any rights of the Pledgeholder arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of the Pledgeholder, be enforced by the Pledgeholder in the courts of Kazakhstan or in any other courts having jurisdiction. For the benefit of the Pledgeholder, each of the Pledgor and the Accounts Bank hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each Pledgor and the Accounts Bank hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Pledgor and the Accounts Bank covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Pledgeholder in respect of any Financing Agreement and shall keep the Pledgeholder advised of the identity and location of such agent. Nothing herein shall affect the rights of the Pledgeholder to commence legal actions or proceedings against Pledgor or the Accounts Bank in any manner authorised by the laws of any relevant jurisdiction. The commencement by the Pledgeholder of legal actions or proceedings in one or more jurisdictions shall not preclude the Pledgeholder from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Pledgor and the Accounts Bank irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 12.10 Privileges and Immunities of the Pledgeholder

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of the Pledgeholder accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, the Pledgeholder has made an express submission to arbitration under Section 12.09 (a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 12.09 (a).

Section 12.11 Waiver of Sovereign Immunity

Each of the Pledgor and the Accounts Bank represents and warrants to the Pledgeholder that this Agreement, the Loan Agreement, and any other Financing Agreements and the undertakings by the Pledgor and the Accounts Bank under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that neither the Pledgor nor the Accounts Bank is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement or the other Financing Agreements. To the extent that any of the Pledgor or the Accounts Bank or any of their assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, each of the Pledgor and the Accounts Bank hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement, the Loan Agreement or any other Financing Agreements.

Section 12.12 Reliance

Each of the Pledgor and the Accounts Bank acknowledges that the Pledgeholder is entering into this Agreement, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to the Pledgor or the Accounts Bank. Each of the Pledgor and the Accounts Bank represents and warrants that, in entering into this Agreement, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any advice given to it by the Pledgeholder.

Section 12.13 Successors and Assigns

(a) This Agreement binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) Neither the Pledgor nor the Accounts Bank may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Pledgeholder.

(c) The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by the Pledgeholder to any other person.

Section 12.14 Rights of Third Parties

A person who is not a party to this Agreement has no rights under any Applicable Law to enforce or enjoy the benefit of any term of this Agreement (except as provided for in Section 12.13 (Successors and Assigns).

Section 12.15 No Partnership or Agency

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 12.16 Agreement as property of the Pledgeholder

This Agreement is and will remain the property of the Pledgeholder after any release, settlement, discharge or arrangement relating to the liability of the Pledgor or the Accounts Bank under this Agreement.

Section 12.17 Conflict

In the event of any conflict between:

(a) the terms of the Loan Agreement, the Account Agreements and this Agreement, the provisions of the Loan Agreement shall prevail; and

(b) the terms of the Account Agreements and this Agreement, the provisions of the Account Agreements shall prevail.

Section 12.18 Severability

Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Agreement shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 12.19 Disclosure

(a) the Pledgeholder may disclose such documents, information and records regarding the Pledgor or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Agreement and any Financing Agreement) as the Pledgeholder deems appropriate in connection with any dispute involving the Pledgor or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of the Pledgeholder 's rights under any Financing Agreement or collecting any amount owing to the Pledgeholder or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 12.14 (Successors and Assigns).

(b) Except as required by Applicable Law, neither the Pledgor nor the

Accounts Bank shall disclose any documents, information and records regarding itself, the Pledgeholder or any other party to a Financing Agreement and this transaction (including without limitation, copies of this Agreement and any Financing Agreements).

Section 12.20 Language and Counterparts

(a) This Agreement shall be drawn up and executed in the English language.

(b) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 12.21 Survival

Notwithstanding termination of this Agreement, (i) the representations and warranties given by the Pledgor in Article V (Representations and Warranties); (ii) the covenants of the Pledgor in Article VI (Covenants) and Section 6.14 (Negative Covenants of the Pledgor); and (iii) the provisions set forth in Section 6.05 (Payment Obligations) and XII (Miscellaneous) and of this Section 12.21, shall survive and remain in full force and effect until the Secured Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by the Pledgeholder.

The parties hereto agree that this Agreement shall take effect as of the date first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor, the Accounts Bank and the Pledgeholder have caused this Agreement to be executed by their duly authorised representatives as of the date first above written.

Executed byBALYKSHY L.L.P. acting by authorised signatory	)))
Name: Position:

Executed by JOINT STOCK COMPANY "BANK CENTERCREDIT" acting by authorised signatory(ies) Name: Title: Name: Title:

Executed by

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT acting by (authorised signatory)

Name: Title:

SCHEDULE 1

FORM OF AMENDMENT AGREEMENT

AMENDMENT AGREEMENT NO. [ ]

TO AGREEMENT ON PLEDGE OF BANK ACCOUNTS

between

BALYKSHY L.L.P.

and

JOINT STOCK COMPANY " BANK CENTERCREDIT "

and

[NEW ACCOUNTS BANK]

and

EUROPEAN BANK FOR

RECONSTRUCTION AND DEVELOPMENT

Dated [ ]

This AMENDMENT AGREEMENT NO. [ ] dated [ ] (this "Agreement") is made between:

(1) BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan, with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Pledgor");

(2) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty ("EBRD")[; and]

(3) JOINT STOCK COMPANY "BANK CENTERCREDIT" (the "Accounts Bank")[; and]

[(4) NEW ACCOUNTS BANK (the "New Accounts Bank").]

RECITALS

WHEREAS:

(A)
By an agreement on pledge of bank accounts dated [ ] 2008 (the "Agreement on Pledge of Bank Accounts"), between the Pledgor, the Accounts Bank and EBRD, the Pledgor has agreed, subject to the terms and conditions set forth therein, to pledge in favour of EBRD (the "Pledgeholder") all of its rights, title and interest in and to the funds in the Bank Accounts;

(B)
[The Agreement on Pledge of Bank Accounts was amended on [ ]; and pursuant to the Amendment Agreement No.1 to the Agreement on Pledge of Bank Accounts between the Pledgor, the Accounts Bank and EBRD (the "Amendment Agreement No.!"); and

(C)] The Pledgor, the Accounts Bank[, the New Accounts Bank] and EBRD have agreed to amend the Agreement on Pledge of Bank Accounts [further], subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows: Section 1.Definitions

Wherever used in this Agreement, unless the context shall otherwise require, the terms defined in the Agreement on Pledge of Bank Accounts shall have the same meanings when used in this Agreement.

Section 2. Amendments to the Agreement on Pledge of Bank Accounts

(a) Section [ ] of the Agreement on Pledge of Bank Accounts [as amended by

Amendment Agreement No. [ ]] shall be amended by replacing the phrase "[]" with it[]ib;

(b) Section [ ] of the Agreement on Pledge of Bank. Accounts [as amended by

Amendment Agreement No. []] shall be deleted in its entirety and replaced with the following:

"[ ]".,

(c) [pursuant to [Section 10] of the Account Agreements [ ] has been replaced by [ ] as Accounts Bank, and [ as the new Accounts Bank hereby agrees to be bound by all the terms and conditions of the Agreement on Pledge of Bank Accounts as if it were the original Accounts Bank named therein.]

[0]

Section 3. Representations and Warranties

Each of the Pledgor[, the New Accounts Bank] and the Accounts Bank

represents and warrants to the Pledgeholder as follows:

(a) it has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Agreement and the Agreement on Pledge of Bank Accounts as amended by this Agreement;

(b) it has taken all necessary action to authorise the execution, delivery and performance by it of this Agreement and the Agreement on Pledge of Bank Accounts as amended by this Agreement;

(c) this Agreement has been duly executed and delivered by it, and subject to the reservations and qualifications set out in the legal opinions of the legal counsels to the Pledgeholder as provided under Article IV (Conditions Precedent) of the Loan Agreement, this Agreement and the Agreement on Pledge of Bank Accounts as amended by this Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms;

(d) all consents, authorisations and actions of any kind necessary for its valid execution, delivery and performance of this Agreement and the Agreement on Pledge of Bank Accounts as amended by this Agreement have been obtained and are in full force and effect;

(e) the execution, delivery and performance by it of this Agreement and the Agreement on Pledge of Bank Accounts as amended by this Agreement do not require the consent or approval of any of its creditors and will not conflict with or constitute a breach or default under or violate any provision of its charter or any agreement, law, rule regulation, order, writ, judgment, injunction, decree, determination or award applicable to it.

(f) the amendment of the Agreement on Pledge of Bank Accounts pursuant to this Agreement shall not in any way diminish or impair the rights, ranking or priorities of the Pledgeholder under the Agreement on Pledge of Bank Accounts; and

(g) the representations and warranties in Article V (Representations and

Warranties) ("Representations and Warranties") of the Agreement on Pledge of Bank Accounts are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof

Section 4. Miscellaneous

(a) All references to the Agreement on Pledge of Bank Accounts in the Agreement on Pledge of Bank Accounts and other Financing Agreements and all other instruments and agreements executed or contemplated hereby or thereby shall for all purposes refer to the Agreement on Pledge of Bank Accounts as amended by this Agreement.

(b) This Agreement is limited as specified and shall not constitute a modification acceptance or waiver of any other provision of the Agreement on Pledge of Bank Accounts or any other document or agreement.

(c) Except to the extent expressly amended by the terms of this Agreement, all terms and conditions of the Agreement on Pledge of Bank Accounts and other Financing Agreements and all other instruments and agreements executed or contemplated hereby or thereby remain in full force and effect.

(d) This Agreement may be amended only by an instrument in writing signed by the Pledgor, the Accounts Bank and the Pledgeholder.

(e) This Agreement may be executed in five(5) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 5. Governing Law; Dispute Resolution

This Agreement shall be governed by the laws of Kazakhstan. Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved as provided in Section 12.09 (Arbitration and Jurisdiction) of the Agreement on Pledge of Bank Accounts, which shall be incorporated into this Agreement, mutatis mutandis.

Section 6. Privileges and Immunities of EBRD

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 12.09 (a) of the Agreement on Pledge of Bank Accounts and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 12.09 (a) of the Agreement on Pledge of Bank Accounts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives on the day and year first above written.

)
)
)

Executed by

BALYKSHY L.L.P. acting by authorised signatory

Name: Authorised Signatory

Title:[seal]

Executed by

JOINT STOCK COMPANY

"BANK CENTERCREDIT " acting by authorised signatory(ies)

Name: Authorised Signatory

Title:[seal]

Name: Authorised Signatory

Title:

Executed by )

[NEW ACCOUNTS BANK] acting )

authorised signatory(ies) )

Name: Authorised Signatory

Title:[seal]

Name: Authorised Signatory

Title:

Executed by

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

acting by (authorised signatory)

Name: Authorised Signatory

Title:

SCHEDULE 2

FORM OF POWER OF ATTORNEY

[Letterhead of Pledgor]

Power of Attorney'

BY THIS POWER OF ATTORNEY, made on this [ ] day of [ ], in

[ ] by Balykshy L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan and having its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan ("Principal"), hereby authorises the European Bank for Reconstruction and Development ("EBRD"), to be the Principal's true and lawful attorney with the power and authority to do, for and on behalf and at the expense of the Principal, the following acts:

(i)to exercise all rights of the Principal with respect to:

a)
any and all bank accounts, which have been opened as of the date hereof or will be opened from time to time after the date hereof with any and all banks and other financial organizations in the Republic of Kazakhstan and outside the Republic of Kazakhstan (the "Bank Accounts");

b)	all funds deposited from time to time in the Bank Accounts;

To be executed in Russian and English languages.

c)	all other sums from time to time standing to the credit of the Bank Accounts in any currency; and

d)	all interest credited and accrued on the amounts on deposit in the Bank Accounts (collectively referred to as the "Property").

(ii)	to collect, receive or withdraw any funds or any part thereof deposited in or income related to the Bank Accounts;

(iii)	to retain and operate any and all of the Bank Accounts;

(iv)
to sign legally binding documents or to perform actions with respect to the Property or any part thereof, having legally binding consequences which EBRD considers, in its opinion, necessary and proper;

(v)	to establish and to register any encumbrances or any amendments thereto with respect to the Property or any part thereof with the relevant governmental agency or authority in Kazakhstan;

(vi)	to obtain all consents and authorisations with respect to any encumbrances over the Property or any part thereof;

(vii)	to enter into actual possession of the Property or any part thereof;

(viii)	to have unlimited access to the Property or any part thereof and to take possession thereof;

(ix)
to dispose of the Property or any part thereof or any of the rights of the Principal thereto on such conditions (including deferred payments or payment by installments) as EBRD considers necessary and proper;

(x)	to insure and to take measures with regard to the protection and preservation of the Property or any part thereof;

(xi)
to bring or defend claims in court, submit to arbitration, conduct negotiations and settle by agreement of the parties and terminate, withdraw and settle any suits, claims, disputes and examinations relative to all or to any part of the Property;

(xii)
to terminate, release from, or come to an agreement with respect to any other security interest of the Principal in the Property or any part thereof which might have priority or identical force in relation to EBRD;

(xiii)	to conclude insurance and/or reinsurance agreements or obtain insurance and/or reinsurance policies with respect to the Property or any part thereof;

(xiv)	to delegate any or all of the rights and powers conferred by this Power of Attorney to EBRD to any other person;

(xv)
to defend the rights of the Principal to the Property or any part thereof, and EBRD's rights hereunder, against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time;

(xvi)	to enforce any rights of the Principal to the Property or any part thereof;

(xvii)	to have any other rights that the Principal has as the holder or owner of the Property; and

(xviii)
to sign, execute, deliver and receive all documents, contracts, deeds, agreements and other instruments and to take all such other actions as are necessary or desirable for the purpose of exercising the authority referred to in the preceding paragraphs of this Power of Attorney.

This Power of Attorney shall be governed by the laws of the Republic of Kazakhstan.

This Power of Attorney and all power and authority conferred on the attorney under this Power of Attorney shall be valid for three year period starting from the date written above and shall terminate on [ [2.

Balykshy L.L.P.

[Seal]

Title: Name: [notarization] [apostille]	Title: Chief Accountant Name:

2 3 years from date of POA.